Exhibit 99.1
Darden Restaurants Reports Fiscal 2024 First Quarter Results;
Declares Quarterly Dividend;
Reiterates Fiscal 2024 Outlook;
And Announces Election of New Board Chair

ORLANDO, Fla., September 21, 2023 /PRNewswire/ -- Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the first quarter ended August 27, 2023.

First Quarter 2024 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year
•Total sales increased 11.6% to $2.7 billion, driven by a blended same-restaurant sales* increase of 5.0% and sales from the addition of 77 company-owned Ruth's Chris Steak House (Ruth's Chris) restaurants and 46 other net new restaurants
•Same-restaurant sales:

Consolidated Darden*	5.0%
Olive Garden	6.1%
LongHorn Steakhouse	8.1%
Fine Dining*	(2.8)%
Other Business	1.7%
•Reported diluted net earnings per share from continuing operations were $1.60
•Excluding $0.18 of Ruth's Chris transaction and integration related costs, adjusted diluted net earnings per share from continuing operations were $1.78, an increase of 14.1%**
•The Company repurchased $143 million of its outstanding common stock
* Will not include Ruth's Chris Steak House until they have been owned and operated by Darden for a 16-month period
** See the "Non-GAAP Information" below for more details

“Looking across our entire portfolio, I am pleased with our first quarter results,” said Darden President & CEO Rick Cardenas. “Our strategy is working. We continue to grow share, strengthen margins, and make meaningful investments in our business while returning capital to shareholders.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit excludes non-cash real estate related expenses. From the date of acquisition forward, sales and profits from Ruth's Chris company-owned restaurants are included within the Fine Dining segment. Royalties from Ruth's Chris franchise and managed locations reside in the Other Business segment.

	Q1 Sales		Q1 Segment Profit
($ in millions)	2024	2023	2024	2023
Consolidated Darden	$2,730.6	$2,446.1
Olive Garden	$1,227.9	$1,130.7	$262.3	$216.1
LongHorn Steakhouse	$669.8	$604.6	$117.4	$92.0
Fine Dining	$273.5	$183.4	$39.7	$30.0
Other Business	$559.4	$527.4	$84.3	$72.3

Dividend Declared
Darden's Board of Directors declared a quarterly cash dividend of $1.31 per share on the Company's outstanding common stock. The dividend is payable on November 1, 2023 to shareholders of record at the close of business on October 10, 2023.

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.9 million shares of its common stock for a total of approximately $143 million. As of the end of the fiscal first quarter, the Company had approximately $509 million remaining under the current $1 billion repurchase authorization.

Fiscal 2024 Financial Outlook
The company reiterated all aspects of its full year financial outlook for fiscal 2024, culminating in adjusted diluted net earnings per share from continuing operations of $8.55 to $8.85, including Ruth's Chris operating results, but excluding approximately $55 million, pre-tax, of expected transaction and integration related costs.*
* See the "Non-GAAP Information" below for more details

Announces Election of New Board Chair
On September 20, 2023, Darden's Board of Directors unanimously elected Cynthia (Cindie) T. Jamison as Chair of the Board, succeeding Eugene (Gene) I. Lee, Jr. who, as previously announced, retired from service as a director of the Company on that date.

“I look forward to the opportunity to continue working with Cindie in her new role as Chair,” said Cardenas. “She has been a tremendous steward of our company since joining the Board nine years ago.

“I also want to thank Chuck Sonsteby for his leadership and tireless dedication to the Board, serving as Chair for more than four years, and for the last three years as Lead Independent Director. Finally, I want to thank Gene for his service as Chair and his invaluable leadership at Darden over the last 16 years.”

Investor Conference Call
The Company will host a conference call and slide presentation on Thursday, September 21, 2023 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://event.choruscall.com/mediaframe/webcast.html?webcastid=HcYNeR3Q at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-877-407-9219. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Yard House, Ruth’s Chris Steak House, Cheddar's Scratch Kitchen, The Capital Grille, Seasons 52, Eddie V’s and Bahama Breeze. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include: a failure to address cost pressures and a failure to effectively deliver cost management activities, economic factors and their impacts on the restaurant industry and general macroeconomic factors including unemployment, energy prices and interest rates, the inability to hire, train, reward and retain restaurant team members, a failure to develop and recruit effective leaders, labor and insurance costs, health concerns including food-related pandemics or outbreaks of flu or other viruses, food safety and food-borne illness concerns, technology failures including failure to maintain a secure cyber network, compliance with privacy and data protection laws and risks of failures or breaches of our data protection systems, the inability to successfully integrate Ruth's Chris Steak House operations into our business, risks relating to public policy changes and federal, state and local regulation of our business, intense competition, changing consumer preferences, an inability or failure to manage the accelerated impact of social media, a failure to execute innovative marketing and guest relationship tactics, climate change, adverse weather conditions and natural disasters, long-term and non-cancelable property leases, failure to execute a business continuity plan following a disaster, shortages or interruptions in the delivery of food and other products and services, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, risks of doing business with franchisees, licensees and vendors in foreign markets, volatility in the market value of derivatives, volatility leading to the inability to hedge equity compensation market exposure, failure to protect our intellectual property, litigation, unfavorable publicity, disruptions in the financial markets, impairment in the carrying value of our goodwill or other intangible assets, changes in tax laws or unanticipated tax liabilities, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q1 Reported to Adjusted Earnings Reconciliation
	Q1 2024				Q1 2023
$ in millions, except per share amounts	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$223.2	$28.4	$194.8	$1.60	$224.4	$30.8	$193.6	$1.56
% Change vs Prior Year				2.6%
Adjustments:
Ruth's Chris transaction and integration related costs	24.8	2.6	22.2	0.18	—	—	—	$—
Adjusted Earnings from Continuing Operations	$248.0	$31.0	$217.0	$1.78	$224.4	$30.8	$193.6	$1.56
% Change vs Prior Year				14.1%

Reconciliation of Fiscal 2024 Reported to Adjusted Earnings Outlook
	2024
Reported diluted net earnings per share from continuing operations	$8.18	to	$8.48
Ruth's Chris transaction and integration related expenses	0.45		0.45
Income tax expense	(0.08)		(0.08)
Adjusted diluted net earnings per share from continuing operations	$8.55	to	$8.85

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	8/27/23	8/28/22
Olive Garden	906	887
LongHorn Steakhouse	562	549
Cheddar's Scratch Kitchen	183	174
Yard House	86	85
Ruth's Chris Steak House	77	—
The Capital Grille	64	61
Seasons 52	44	45
Bahama Breeze	42	42
Eddie V's	30	29
The Capital Burger	4	3
Darden Continuing Operations	1,998	1,875

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	8/27/2023	8/28/2022
Sales	$2,730.6	$2,446.1
Costs and expenses:
Food and beverage	851.0	795.3
Restaurant labor	875.3	793.8
Restaurant expenses	446.6	403.5
Marketing expenses	38.6	30.3
General and administrative expenses	153.3	88.3
Depreciation and amortization	109.8	95.6
Impairments and disposal of assets, net	3.1	(4.9)
Total operating costs and expenses	$2,477.7	$2,201.9
Operating income	252.9	244.2
Interest, net	29.7	19.8
Earnings before income taxes	223.2	224.4
Income tax expense	28.4	30.8
Earnings from continuing operations	$194.8	$193.6
Losses from discontinued operations, net of tax benefit of $0.1 and $0.0, respectively	(0.3)	(0.6)
Net earnings	$194.5	$193.0
Basic net earnings per share:
Earnings from continuing operations	$1.61	$1.58
Losses from discontinued operations	—	(0.01)
Net earnings	$1.61	$1.57
Diluted net earnings per share:
Earnings from continuing operations	$1.60	$1.56
Losses from discontinued operations	(0.01)	—
Net earnings	$1.59	$1.56
Average number of common shares outstanding:
Basic	120.9	122.9
Diluted	122.0	123.9

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	8/27/2023	5/28/2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$192.1	$367.8
Receivables, net	59.2	80.2
Inventories	287.0	287.9
Prepaid income taxes	98.8	107.3
Prepaid expenses and other current assets	198.6	154.5
Total current assets	$835.7	$997.7
Land, buildings and equipment, net	3,991.7	3,725.1
Operating lease right-of-use assets	3,600.3	3,373.9
Goodwill	1,376.9	1,037.4
Trademarks	1,148.0	806.3
Other assets	316.6	301.1
Total assets	$11,269.2	$10,241.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$419.6	$426.2
Short-term debt	95.4	—
Accrued payroll	168.6	173.0
Accrued income taxes	8.5	7.8
Other accrued taxes	74.3	65.9
Unearned revenues	541.7	512.0
Other current liabilities	786.1	752.5
Total current liabilities	$2,094.2	$1,937.4
Long-term debt	1,477.1	884.9
Deferred income taxes	231.4	142.2
Operating lease liabilities - non-current	3,877.5	3,667.6
Other liabilities	1,441.0	1,407.9
Total liabilities	$9,121.2	$8,040.0
Stockholders’ equity:
Common stock and surplus	$2,256.8	$2,230.8
Retained earnings (deficit)	(124.8)	(32.5)
Accumulated other comprehensive income (loss)	16.0	3.2
Total stockholders’ equity	$2,148.0	$2,201.5
Total liabilities and stockholders’ equity	$11,269.2	$10,241.5

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	8/27/2023	8/28/2022
Cash flows—operating activities
Net earnings	$194.5	$193.0
Losses from discontinued operations, net of tax	0.3	0.6
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	109.8	95.6
Impairments and disposal of assets, net	3.1	(4.9)
Stock-based compensation expense	30.3	20.3
Change in current assets and liabilities and other, net	(68.9)	123.2
Net cash provided by operating activities of continuing operations	$269.1	$427.8
Cash flows—investing activities
Purchases of land, buildings and equipment	(150.9)	(122.8)
Proceeds from disposal of land, buildings and equipment	1.6	10.4
Cash used in business acquisitions, net of cash acquired	(699.9)	—
Purchases of capitalized software and changes in other assets, net	(5.0)	(5.7)
Net cash used in investing activities of continuing operations	$(854.2)	$(118.1)
Cash flows—financing activities
Net proceeds from issuance of common stock	22.3	6.4
Dividends paid	(158.5)	(148.5)
Repurchases of common stock	(142.9)	(199.0)
Proceeds from short-term debt, net	95.4	—
Proceeds from issuance of long-term debt, net	600.0	—
Payments of debt issuance costs	(1.4)	—
Principal payments on finance leases	(5.5)	(4.3)
Net cash provided by (used in) financing activities of continuing operations	$409.4	$(345.4)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	—	(0.5)
Net cash used in discontinued operations	$—	$(0.5)

Decrease in cash, cash equivalents, and restricted cash	(175.7)	(36.2)
Cash, cash equivalents, and restricted cash - beginning of period	416.2	472.1
Cash, cash equivalents, and restricted cash - end of period	$240.5	$435.9

Reconciliation of cash, cash equivalents, and restricted cash:	8/27/2023	8/28/2022
Cash and cash equivalents	$192.1	$377.5
Restricted cash included in prepaid expenses and other current assets	48.4	58.4
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$240.5	$435.9